AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2002

                                              REGISTRATION NO. 33-______________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                                GTC TELECOM CORP.
             (Exact Name of Registrant as Specified in Its Charter)

             NEVADA                                             88-0318246
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                           3151 Airway Ave., Suite P-3
                          Costa Mesa, California 92626
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                GTC 2001 Stock Incentive Plan (5,000,000 shares)
                            (Full Title of the Plan)
                              ____________________

                                 S. Paul Sandhu
                                       CEO
                           3151 Airway Ave., Suite P-3
                          Costa Mesa, California 92626
                                 (714) 549-7700
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                                  Vi Bui, Esq.
                                Cutler Law Group
                       610 Newport Center Drive, Suite 800
                         Newport Beach, California 92660
                                 (949) 719-1977

                                          CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum   Proposed Maximum
   Title of Securities            Amount to be     Offering Price per   Aggregate Offering       Amount of
     to be Registered              Registered             Share               Price           Registration Fee
---------------------------  ------------------  --------------------  -------------------  -----------------
Common Stock,
par value $0.001                5,000,000(2)         $     0.23(1)          $   1,150,000       $       106

                                                                         TOTAL REGISTRATION FEE:$       106

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). Based on the average of the closing ask and bid price as reported by the Over-The-Counter Bulletin Board on January 30, 2002.

(2) Denotes shares of common stock to be issued pursuant to the GTC 2001 Stock Incentive Plan.

                                     PART I

INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

     GTC will send or give the documents containing the information specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). GTC does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                                     PART II

INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.   INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

     (i) The Registrant's Annual Report on Form 10-KSB filed with the Commission on September 6, 2001.

     (ii) The Registrant's Quarterly Report on Form 10-QSB filed with the Commission on November 8, 2001.

     (iii) All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by the Cutler Law Group, counsel to the Company.

Mr. M. Richard Cutler, principal of the Cutler Law Group is the beneficial owner of 40,500 shares of Common Stock of the Company. Other employees of the Cutler Law Group hold an additional 400 shares of the Common Stock of the Company.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.  EXHIBITS

     4.1*          Restated  Articles  of  Incorporation  of  the  Registrant
(incorporated herein by reference to Exhibits 3.1 of the Registrant's Annual Report on Form 10K-SB filed on September 6, 2001).

     4.2*          Restated  Bylaws  of  the  Registrant (incorporated herein by reference  to  Exhibit  3.5  of the Registrant's Form 10K-SB filed on October 4,
2000).

     4.3*          GTC  2001  Employee Stock Incentive Plan (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement, filed on November 1, 2001).

     5.1 Opinion of Cutler Law Group, counsel to the Registrant, regarding legality of securities being registered.

     23.1          Consent  of  Cutler  Law  Group  (included  in  Exhibit 5.1).

     23.2          Consent  of  Corbin  &  Wertz.

________________________
*Previously  Filed

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes  to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on January 30, 2002



                                        GTC  TELECOM  CORP.


                                        /s/ S. Paul Sandhu
                                        ___________________________
                                        By:  S.  Paul  Sandhu
                                        Its: CEO


                                        /s/ Gerald A. DeCiccio
                                        ___________________________
                                        By:  Gerald  A.  DeCiccio
                                        Its: Chief  Financial  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




 /s/  S.  Paul  Sandhu          CEO  and  Director
S.  Paul  Sandhu



 /s/  Eric  A.  Clemons         President,  Secretary,  and  Director
Eric  A.  Clemons


 /s/  Gerald  A.  DeCiccio      Chief  Financial  Officer,  and  Director
Gerald  A.  DeCiccio


 /s/  Clay  T.  Whitehead       Director
Clay  T.  Whitehead


 /s/  John  Eger                Director
John  Eger


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